UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2007

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

Suite 100 – 570 West 7th Avenue, Vancouver, British Columbia, Canada V5Z 4S6

(Address of principal executive offices and Zip Code)

(604) 707-5800

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 17, 2007, we entered into a share exchange agreement with Pacific Pharma Technologies Inc. and the shareholders of Pacific Pharma Technologies. Pursuant to the terms of the share exchange agreement, we agreed to acquire all of the issued and outstanding shares of common stock in the capital of Pacific Pharma Technologies in exchange for the issuance, by our company, of 520,000 common shares.

As contemplated by the share exchange agreement, the 520,000 common shares will be deposited into escrow and released in accordance with the terms of an escrow agreement. In addition to the 520,000 shares, our company is required to issue an additional 225,000 shares to the shareholders of Pacific Pharma Technologies, which shares will be held in a performance-based escrow and released upon the achievement of certain milestones. The milestones are based upon the successful use and implementation of the technologies obtained through the acquisition of Pacific Pharma Technologies. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

Pacific Pharma Technologies is engaged in the business of researching, developing and commercializing proprietary technologies associated with the diagnosis and treatment of diseases involving anti-protozoan compounds using computational of quantitative structure-activity relationship (QSAR) processes.

Conditions Precedent to the Closing of the Share Exchange Agreement

The closing of the share exchange agreement is subject to the satisfaction of conditions precedent to closing as set forth in the share exchange agreement, including the following:

1.	no material adverse effect will occur with the business or assets of our company or Pacific Pharma Technologies since the effective date of the share exchange agreement;
2.

no suit, action or proceeding will be pending or threatened which would: (i) prevent the consummation of any of the transactions contemplated by the share exchange agreement, or (ii) cause the transaction to be rescinded following the consummation;

3.	our company and Pacific Pharma Technologies will be reasonably satisfied with their respective due diligence investigation of each other;
4.	the shareholders of Pacific Pharma Technologies will have deposited all of the shares issued by our company at closing into the respective escrow agreements;
5.	the shareholders will have entered into non-competition agreements with our company; and
6.	our company will have entered into a consulting agreement with Dr. Art Cherkasov, one of the selling shareholders.

Due to conditions precedent to closing, including those set out above, and the risk that the conditions precedent will not be satisfied, there is no assurance that our company will complete the share exchange as contemplated in the share exchange agreement.

Item 9.01 Financial Statements and Exhibits

2.1	Share Exchange Agreement dated August 17, 2007, among our company, Pacific Pharma Technologies, and the shareholders of Pacific Pharma Technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

By:     /s/ Joel Bellenson

Joel Bellenson
Chief Executive Officer

Dated: August 23, 2007

CW604073.1